                                  EXHIBIT 99A


                                                          THE DEXTER CORPORATION

CONDENSED STATEMENT OF INCOME

- -----------------------------------------------------------------------------------
In thousands of dollars                          Three Months Ended March 31
(except per share amounts)           ----------------------------------------------
                                             1995             1994          Change
- -----------------------------------------------------------------------------------

REVENUES
Net sales                            $    266,793      $   233,517             +14%
Other income                                3,039            2,852             + 7%
                                     ------------      -----------
                                          269,832          236,369             +14%

EXPENSES
Cost of sales                             181,129          155,346             +17%
Marketing and administrative               50,418           46,081             + 9%
Research and development                   12,530           11,615             + 8%
Interest                                    5,163            5,078             + 2%
                                     ------------      -----------

INCOME BEFORE TAXES                        20,592           18,249             +13%
Income taxes                                7,413            6,570             +13%
                                     ------------      -----------

INCOME BEFORE MINORITY INTERESTS           13,179           11,679             +13%
Minority interests                          2,717            2,381             +14%
                                     ------------      -----------

NET INCOME                           $     10,462      $     9,298             +13%
                                     ============      ===========

NET INCOME PER SHARE                 $        .43      $       .38             +13%
                                     ============      ===========

DIVIDENDS DECLARED PER SHARE         $        .22      $       .22

AVERAGE SHARES OUTSTANDING (000)           24,352           24,341

- -----------------------------------------------------------------------------------

See accompanying notes to the consolidated financial statements.

                                  EXHIBIT 99B

                                                          THE DEXTER CORPORATION
CONDENSED STATEMENT OF FINANCIAL POSITION

- ---------------------------------------------------------------------------------------------

In thousands of dollars                            March 31      December 31         March 31
(except per share amounts)                         --------      -----------         --------
                                                     1995           1994               1994
- ---------------------------------------------------------------------------------------------

ASSETS
Cash and short-term securities                 $     46,320      $    55,012      $    38,686
Accounts receivable, net                            189,276          168,957          167,157
Inventories
    Materials and supplies                           60,971           58,967           61,859
    In process and finished                         117,505          106,703           99,005
    LIFO reserve                                    (23,114)         (22,828)         (20,554)
                                               ------------      -----------      -----------
                                                    155,362          142,842          140,310
Prepaid and deferred expenses                        28,730           25,842           32,614
                                               ------------      -----------      -----------
    Total current assets                            419,688          392,653          378,767

Property, plant and equipment, at cost, net         331,753          328,935          314,399
Excess of cost over net assets of
    businesses acquired                              75,822           74,034           73,245
Other assets                                         85,406           84,987           85,968
                                               ------------      -----------      -----------
                                               $    912,669      $   880,609      $   852,379
                                               ============      ===========      ===========


LIABILITIES & SHAREHOLDERS' EQUITY
Short-term debt                                $      6,678      $     3,806      $     5,882
Current installments of long-term debt                4,266            4,071            3,944
Accounts payable                                     89,940           82,851           78,767
Accrued liabilities and taxes                        87,742           84,884           81,587
Current environmental reserves                        2,354            2,660            3,384
Dividends payable                                     5,358            5,357            5,355
                                               ------------      -----------      -----------
    Total current liabilities                       196,338          183,629          178,919

Long-term debt                                      226,925          225,402          227,709
Deferred items                                       48,013           47,838           51,036
Long-term environmental reserves                     17,484           17,632           18,284
Minority interests                                   65,689           62,475           54,449

Shareholders' equity
    Common stock and paid-in capital                 35,239           34,530           36,946
    Retained earnings                               333,505          328,401          315,870
    Currency translation effects                      1,092           (7,364)         (17,428)
    Treasury stock                                  (11,616)         (11,934)         (13,406)
                                               ------------      -----------      -----------
        Total shareholders' equity                  358,220          343,633          321,982
                                               ------------      -----------      -----------
                                               $    912,669      $   880,609      $   852,379
                                               ============      ===========      ===========

EQUITY PER SHARE                               $      14.70      $     14.11      $     13.23

- ---------------------------------------------------------------------------------------------



See accompanying notes to the consolidated financial statements.

                                  EXHIBIT 99C

                                                          THE DEXTER CORPORATION

CONDENSED STATEMENT OF CASH FLOWS

- --------------------------------------------------------------------------------------------
                                                             Three Months Ended March 31
                                                        ------------------------------------
In thousands of dollars                                         1995                    1994
- --------------------------------------------------------------------------------------------

OPERATIONS
Net income                                              $     10,462             $     9,298
    Noncash items
        Depreciation and amortization                         11,065                  10,329
        Income taxes not due                                   4,288                   2,992
        Minority interests                                     2,717                   2,381
        LIFO inventory charge (credit)                           286                     (43)
        Equity in net income of affiliates                      (764)                   (836)
        Other                                                    147                     732
Operating working capital increase                           (27,454)                (21,275)
                                                        ------------             -----------
                                                                 747                   3,578
                                                        ------------             -----------
INVESTMENTS
Property, plant and equipment                                 (8,372)                (10,257)
Acquisitions                                                                          (7,983)
Joint ventures                                                (1,597)                    335
Notes receivable                                               3,000
Proceeds from exercise of LTI stock options                      382                     108
Other                                                            (48)                    601
                                                        ------------             -----------
                                                              (6,635)                (17,196)
                                                        ------------             -----------
FINANCING
Long-term debt                                                  (450)                   (468)
Short-term debt, net                                           2,872                   5,873
Dividends paid                                                (5,357)                 (5,354)
LTI dividends paid to minority interest shareholders            (341)                   (339)
Other                                                           (371)                   (500)
                                                        ------------             -----------
                                                              (3,647)                   (788)
                                                        ------------             -----------
DECREASE IN CASH AND SHORT-TERM SECURITIES              $     (9,535)            $   (14,406)
                                                        ============             ===========

RECONCILIATION OF DECREASE IN CASH AND
   SHORT-TERM SECURITIES
Cash and short-term securities at beginning of period   $     55,012             $    52,746
Cash and short-term securities at end of period               46,320                  38,686
                                                        ------------             -----------
Decrease in cash and short-term securities
     per Statement of Financial Position                      (8,692)                (14,060)
Currency translation effects                                    (843)                   (346)
                                                        ------------             -----------
                                                        $     (9,535)            $   (14,406)
                                                        ============             ===========


INTEREST PAID                                           $      3,980             $     3,944
                                                        ============             ===========

TAXES PAID                                              $      3,125             $     3,578
                                                        ============             ===========

- --------------------------------------------------------------------------------------------

See accompanying notes to the consolidated financial statements.

                                  EXHIBIT 99D

                                                          THE DEXTER CORPORATION

NET SALES BY MARKET

- --------------------------------------------------------------------------------------
                                                   Three Months Ended March 31
                                       -----------------------------------------------
In thousands of dollars                        1995             1994            Change
- --------------------------------------------------------------------------------------

AEROSPACE                              $     11,904      $    11,600              + 3%


AUTOMOTIVE   (1)                             16,953           13,375              +27%


ELECTRONICS                                  45,031           40,129              +12%


FOOD PACKAGING                               69,866           57,849              +21%


MEDICAL                                      87,270           75,951              +15%


OTHER                                        35,769           34,613              + 3%
                                       ------------      -----------

CONSOLIDATED                           $    266,793      $   233,517              +14%
                                       ============      ===========

- --------------------------------------------------------------------------------------

(1) Excludes unconsolidated joint venture D & S Plastics International, which had sales of $23.1 million in 1995 and $19.6 million in 1994.

                                   Exhibit 99e

                             The Dexter Corporation
                   Notes to Consolidated Financial Statements

Note 1 - In the opinion of company's management, the unaudited financial statements reflect adjustments of a normal recurring nature which are necessary to present a fair statement of the results for the interim periods. The notes to the consolidated financial statements including management's discussion in Part 1, Item 2 of this Form 10-Q are incorporated as part of these consolidated financial statements. The year-end condensed balance sheet data was derived from audited financial statements.

Note 2 - Net income per share figures in the consolidated Condensed Statement of Income are based on the weighted average number of shares outstanding as indicated for each period. No effect has been given to stock options or restricted stock awards outstanding as no dilutive effect would result from the inclusion of these items.

Note 3 - The following are included as components of Common Stock and Paid-in Capital.

COMMON STOCK & PAID-IN CAPITAL   MARCH 31,             DECEMBER 31,           MARCH 31,
(IN THOUSANDS OF DOLLARS)          1995                    1994                 1994
- ------------------------------   ---------             ------------           ---------
Common stock                     $24,984                  $24,984              $24,984
Paid-in capital                   11,709                   11,979               11,962
Unrealized losses on
  investments (SFAS No. 115)        (558)                  (1,468)
Unearned compensation on
  restricted stock                  (896)                    (965)
                                 -------                  -------              -------
                                 $35,239                  $34,530              $36,946
                                 =======                  =======              =======

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of The Dexter Corporation

We have reviewed the accompanying condensed statement of financial position of The Dexter Corporation as of March 31, 1995 and 1994, and the related condensed statements of income and cash flows for the three-month periods then ended. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We previously audited and expressed our unqualified opinion on the financial statements for the year ended December 31, 1994 (not presented herein). In our opinion, the information set forth in the accompanying condensed statement of financial position as of December 31, 1994, is fairly stated, in all material respects, in relation to the statement of financial position from which it has been derived.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.

Springfield, Massachusetts
April 12, 1995